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EXHIBIT 99.1     PRESS RELEASE



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               [NORTHEAST PENNSYLVANIA FINANCIAL CORP. LETTERHEAD]



                                  PRESS RELEASE
                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                    ANNOUNCES ANNUAL MEETING OF SHAREHOLDERS

Contact:    Megan Kennedy
            Investor Relations
            Northeast Pennsylvania Financial Corp.


Hazleton, Pennsylvania
AMEX Trading Symbol: NEP

October 16, 1998


      E. Lee Beard, President and Chief Executive Officer of Northeast Pennsylvania Financial Corp. announced today that the Annual Meeting of Shareholders will be held on January 27, 1999 at 11:00 a.m. at Ramada Inn, Route 309 North, Hazleton, Pennsylvania, to elect Barbara M. Ecker, R. Peter Haentjens, Jr. and William J. Spear as directors for three-year terms, and to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of Northeast Pennsylvania Financial Corp. for the fiscal year ending September 30, 1999.

      Northeast Pennsylvania Financial Corp. is the holding company for First Federal Bank, headquartered in Hazleton, Pennsylvania.